Exhibit 99.1

OP Bancorp Reports Fourth Quarter and Year End Financial Results for 2018

2018 Fourth Quarter Highlights:

•	Net income totaled $3.8 million or $0.23 per diluted common share, up from $0.21 from the prior quarter
•	Net interest income increased to $10.9 million, up 4.2% from the prior quarter
•	Net interest margin increased to 4.50% from 4.44% for the prior quarter
•	Return on average assets was 1.49% for the fourth quarter and year of 2018
•	Return on average equity was 11.84% for the fourth quarter of 2018 and 12.27% for the year of 2018
•	Total assets of $1.04 billion, a 15.9% increase over 2018
•	Net loans receivable of $865 million, a 17.1% increase over 2018
•	Total deposits of $905 million, a 17.1% increase over 2018
•	Nonperforming assets to total assets was 0.18%

LOS ANGELES, January 25, 2019 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today reported unaudited financial results for the fourth quarter and full year ended December 31, 2018.  Net income for the fourth quarter of 2018 was $3.8 million, or $0.23 per diluted common share, compared with net income of $3.5 million, or $0.21 per diluted share for the third quarter of 2018, and net income of $1.9 million, or $0.13 per diluted share for the fourth quarter of 2017. For the 2018, net income was $14.3 million, or $0.89 per diluted share, compared with $9.2 million, or $0.66 per diluted share, for 2017.

“We are pleased to announce another strong quarter and year end results for our first year as a public company. Our net income year over year increased 54.3%, or $0.23 to $0.89 earnings per share on a fully diluted basis, compared to $0.66 for the year ended 2017.  Our loans and deposits continued to grow with 17% increases from the prior year, while we maintained strong asset quality and retained noninterest bearing deposits at 31.5% of total deposits”, commented Min Kim, President and Chief Executive Officer of OP Bancorp and Open Bank. Ms. Kim continued, “We are also pleased to announce that our Board of Directors have declared a quarterly cash dividend for the first quarter of $0.05 per shares. Our Board also approved a stock repurchase program for up to 400,000 of our outstanding shares subject to market conditions.”

Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	As of or for the Three Months Ended
	December 31,	September 30,	December 31,
	2018	2018	2017
Income Statement Data:
Interest income	$13,820	$13,006	$11,077
Interest expense	2,894	2,521	1,376
Net interest income	10,926	10,485	9,701
Provision for loan losses	220	439	322
Noninterest income	2,050	2,284	2,278
Noninterest expense	7,568	7,705	6,571
Income before taxes	5,188	4,625	5,086
Provision for income taxes	1,423	1,144	3,186
Net Income	$3,765	$3,481	$1,900
Diluted earnings per share	$0.23	$0.21	$0.13
Balance Sheet Data:
Loans held for sale	$752	$3,254	$15,739
Gross loans, net of unearned income	875,059	850,018	748,023
Allowance for loan losses	9,636	9,551	9,139
Total assets	1,044,186	1,035,028	900,999
Deposits	905,176	896,891	773,306
Shareholders’ equity	129,787	124,975	91,480
Performance Ratios:
Return on average assets (annualized)	1.49%	1.42%	0.87%
Return on average equity (annualized)	11.84%	11.28%	8.33%
Net interest margin (annualized)	4.50%	4.44%	4.69%
Efficiency ratio (1)	58.33%	60.34%	54.86%
Credit Quality:
Nonperforming loans	$1,914	$1,233	$1,037
Nonperforming assets	1,914	1,233	1,037
Net charge-offs to average gross loans (annualized)	0.06%	0.29%	0.05%
Nonperforming assets to gross loans plus OREO	0.22%	0.15%	0.14%
ALL to nonperforming loans	503%	775%	881%
ALL to gross loans	1.10%	1.12%	1.22%
Capital Ratios:
Total risk-based capital ratio	16.26%	16.16%	13.49%
Tier 1 risk-based capital ratio	15.13%	15.01%	12.26%
Common equity tier 1 ratio	15.13%	15.01%	12.26%
Leverage ratio	12.88%	12.77%	10.46%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income.

Financial Highlights (unaudited)
(Dollars in thousands, except per share data)	For the Twelve Months Ended
	December 31,	December 31,
	2018	2017
Income Statement Data:
Interest income	$50,068	$40,283
Interest expense	9,111	4,573
Net interest income	40,957	35,710
Provision for loan losses	1,267	1,311
Noninterest income	9,329	8,986
Noninterest expense	29,562	26,257
Income before taxes	19,457	17,128
Provision for income taxes	5,204	7,892
Net Income	$14,253	$9,236
Diluted earnings per share	$0.89	$0.66
Performance Ratios:
Return on average assets	1.49%	1.13%
Return on average equity	12.27%	10.63%
Net interest margin	4.49%	4.61%
Efficiency ratio (1)	58.79%	58.74%

(1) Represents noninterest expense divided by the sum of net interest income and noninterest income.

Results of Operations

The reported interest income and yield on our loan portfolio are impacted by a number of components, including changes in the average contractual interest rate earned on loans and the amount of discount accretion on SBA loans.  The following table reconciles the contractual interest income and yield on our loan portfolio to the reported interest income and yield for the periods indicated.

	Three Months Ended
	December 31, 2018		September 30, 2018		December 31, 2017
(Dollars in thousands)	Interest & Fees	Yield	Interest & Fees	Yield	Interest & Fees	Yield
Contractual interest rate	$12,127	5.58%	$11,820	5.46%	$9,746	5.11%
SBA discount accretion	967	0.44%	611	0.28%	910	0.48%
Amortization of net deferred fees/(costs)	1	0.00%	65	0.03%	(16)	-0.01%
Interest recognized on nonaccrual loans	(69)	-0.03%	(8)	0.00%	47	0.02%
Prepayment penalties and late fees	40	0.02%	36	0.02%	46	0.02%
Yield on loans (as reported)	$13,066	6.01%	$12,524	5.79%	$10,733	5.63%

	Twelve Months Ended
	December 31, 2018		December 31, 2017
(Dollars in thousands)	Interest & Fees	Yield	Interest & Fees	Yield
Contractual interest rate	$45,147	5.41%	$35,989	5.04%
SBA discount accretion	2,626	0.31%	2,558	0.36%
Amortization of net deferred fees/(costs)	215	0.03%	163	0.02%
Interest recognized on nonaccrual loans	(47)	-0.01%	208	0.03%
Prepayment penalties and late fees	167	0.02%	194	0.03%
Yield on loans (as reported)	$48,108	5.76%	$39,112	5.48%

Net interest income before provision for loan losses for the fourth quarter of 2018 was $10.9 million, an increase of $441 thousand, or 4.2%, compared to $10.5 million for the third quarter of 2018, primarily due to a $814 thousand increase in interest income, partially offset by a $373 thousand increase in interest expense.

Interest income on securities available for sale and other investment increased $272 thousand, or 56.5% during the fourth quarter compared to the prior quarter and $409 thousand, or 118.9% compared to the same period of 2017. The increase was primarily due to purchases of higher yielding securities and Federal Home Loan Bank’s special dividend during the fourth quarter of 2018.

Interest income from the contractual interest rates on loans increased $307 thousand, or 2.6%, during the fourth quarter compared to the third quarter of 2018, reflecting a 12 basis point increase in the average contractual interest rate from the increase in Fed funds rate in September 2018 of 25 basis points.   The amount of discount accretion on SBA loans increased $356 thousand during the fourth quarter due to an increase in SBA loan payoffs.  The reported interest income on loans, net of SBA discount accretions and other components, increased $542 thousand during the quarter.

Interest expense for the fourth quarter of 2018 increased $373 thousand, or 14.8%, compared to the third quarter of 2018, due to an increase of $10.5 million, or 1.8% in average balance of interest-bearing liabilities and an increase of 21 basis points in average cost of interest-bearing liabilities, primarily due to the increase in Fed funds rate.

Net interest margin for the fourth quarter of 2018 increased 6 basis points to 4.50% from 4.44% for the third quarter of 2018, primarily due to the increase in the reported yield on earning assets, partially offset by the increase in the cost of interest-bearing liabilities.

Net interest income before provision for loan losses for the fourth quarter of 2018 increased $1.2 million, or 12.6%, to $10.9 million, compared to $9.7 million for the fourth quarter of 2017, primarily due to a $2.7 million increase in interest income, partially offset by an increase of $1.5 million in interest expense.

The increase in interest income was primarily due to a 14.0% increase in average loans, including loans held for sale, and a 38 basis point increase in the yield on average loans to 6.01% for the fourth quarter of 2018 from 5.63% for the fourth quarter of 2017.

The increase in interest expense in the fourth quarter of 2018 compared to the fourth quarter of 2017 was due to a 19.3% increase in average interest-bearing liabilities and an 82 basis point increase in the cost of interest-bearing liabilities.  The increases in the average yields on loans and average cost of deposits were primarily due to cumulative market rate increases by the Federal Reserve of 100 basis points through four rate hikes of 25 basis points in each of December 2017, March 2018, June 2018 and September 2018.

Net interest margin for the fourth quarter of 2018 decreased 19 basis points to 4.50% from 4.69% for the fourth quarter of 2017.

Net interest income for the full year of 2018 increased $5.2 million, or 14.7%, to $41.0 million, compared to $35.7 million for 2017, primarily due to a $9.8 million increase in interest income, partially offset by an increase of $4.5 million in interest expense.

The increase in interest income for the year ended December 31, 2018 was primarily due to a 16.9% increase in average loans, including loans held for sale, and a 28 basis point increase in the yield on average loans to 5.76% from 5.48% for 2017.   The increase in interest expense was due to a 21.8% increase in average interest-bearing liabilities and a 62 basis point increase in the cost of average interest-bearing liabilities to 1.59% for 2018 from 0.97% for 2017.

Net interest margin for the full year of 2018 decreased 12 basis points to 4.49% from 4.61% for 2017.

The following table shows the asset yields, liability costs, spreads and margins.

	Three Months Ended			Percentage Change
	December 31,	September 30,	December 31,	Q4-18	Q4-18
	2018	2018	2017	vs. Q3-18	vs. Q4-17
Yield on loans	6.01%	5.79%	5.63%	0.22%	0.38%
Yield on interest-earning assets	5.69%	5.51%	5.35%	0.18%	0.34%
Cost of interest-bearing liabilities	1.90%	1.69%	1.08%	0.21%	0.82%
Cost of deposits	1.32%	1.17%	0.70%	0.15%	0.62%
Cost of funds	1.32%	1.18%	0.71%	0.14%	0.61%
Net interest spread	3.79%	3.82%	4.27%	-0.03%	-0.48%
Net interest margin	4.50%	4.44%	4.69%	0.06%	-0.19%

	Twelve Months Ended		Percentage Change
	December 31,	December 31,	2018 YTD
	2018	2017	vs. 2017 YTD
Yield on loans	5.76%	5.48%	0.28%
Yield on interest-earning assets	5.49%	5.20%	0.29%
Cost of interest-bearing liabilities	1.59%	0.97%	0.62%
Cost of deposits	1.09%	0.62%	0.47%
Cost of funds	1.09%	0.63%	0.46%
Net interest spread	3.90%	4.23%	-0.33%
Net interest margin	4.49%	4.61%	-0.12%

The provision for loan loss for the fourth quarter of 2018 was $220 thousand, a $219 thousand decrease from $439 thousand for the third quarter of 2018, and a $102 thousand decrease from $322 thousand for the fourth quarter of 2017.  The decreases were primarily due to a decrease in the required reserve for loan losses as a percentage of gross loans for December 31, 2018 as overall loss factors used in the fourth quarter of 2018 were lower than those for the third quarter of 2018 and the fourth quarter of 2017.

Noninterest income for the fourth quarter of 2018 was $2.1 million, a decrease of $234 thousand, or 10.2%, from $2.3 million for the third quarter of 2018, primarily due to a decrease of $238 thousand in loan servicing fees, a decrease of $107 thousand in gain on sale of SBA loans, partially offset by an increase of $62 thousand in credit related fees and an increase of $43 thousand in other gain.

Loan servicing fees decreased $238 thousand to $72 thousand for the fourth quarter of 2018 from $310 for the prior quarter. The decrease in loan servicing fees was primarily due to an increase in the amortization of SBA servicing assets from the increase in SBA loan payoffs.

Gain on sale of SBA loans decreased $107 thousand to $1.0 million for the fourth quarter of 2018 from $1.1 million for the third quarter of 2018.  We sold $24.7 million in SBA loans with an average premium of 5.65% in the fourth quarter of 2018, compared to the sale of $22.8 million in SBA loans with an average premium of 6.47% in the third quarter of 2018.

Noninterest income for the fourth quarter of 2018 decreased $228 thousand compared to $2.3 million for the fourth quarter of 2017, primarily due to a decrease of $374 thousand in gain on sale of SBA loans, partially offset by an increase of $72 thousand in credit related fees and an increase of $42 thousand in service charges on deposits. Gain on sale of SBA loans for the fourth quarter of 2017 was $1.4 million. We sold $18.6 million in SBA loans with an average premium of 9.35% in the fourth quarter of 2017. Decrease in average premium rates on SBA loans sold to 5.65% from 9.35% year over year was primarily due to the acceleration of prepayments in SBA loans as more borrowers are refinancing SBA loans to conventional loans with lower interest rates.

Noninterest expense for the fourth quarter of 2018 was $7.6 million, a decrease of $137 thousand, or 1.8%, compared to $7.7 million for the third quarter of 2018.  The decrease was primarily due to a $236 thousand decrease in salary and employee benefits, partially offset by an increase of $77 thousand in other expenses.

Noninterest expense for the fourth quarter of 2018 increased $997 thousand, or 15.2%, to $7.6 million, compared to $6.6 million for the fourth quarter of 2017.  The increase was primarily due to a $506 thousand increase in salary and employee benefits from an increase of 25 in employee headcount from 129 at December 31, 2017. Professional fees increased $154 thousand, primarily resulting from our financial and legal requirements as a public company. Foundation donation and other contributions increased $154 thousand, which were tied to the Company’s increased net income.

Income tax provision for the fourth quarter of 2018 was $1.4 million, compared to $1.1 million for the third quarter of 2018 and $3.2 million for the fourth quarter of 2017.  The effective tax rate for the fourth quarter of 2018 was 27.4%, compared to 24.7% for the third quarter of 2018 and 62.6% for the fourth quarter of 2017. The effective tax rates were 26.8% and 46.1% for the full year ended December 31, 2018 and 2017, respectively. The significant decreases in the effective tax rate for 2018 compared to 2017 were due to the enactment the Tax Cuts and Jobs Act signed into law on December 22, 2017.

Balance Sheet

Total assets at December 31, 2018 were $1.04 billion, an increase of $9.2 million, or 0.9%, from the preceding quarter, and an increase of $143.0 million, or 15.9%, from a year ago.  Gross loans, net of unearned income, were $875.1 million at December 31, 2018, an increase of $25.0 million, or 2.9%, from $850.0 million at September 30, 2018, and an increase of $127.0 million, or 17.0%, from $748.0 million at December 31, 2017.

New loan originations for the fourth quarter of 2018 totaled $62.4 million, including SBA loan originations of $23.5 million, compared to $91.7 million, including SBA loan originations of $30.3 million for the third quarter of 2018.  New loan originations for the fourth quarter of 2017 were $57.1 million, including SBA loan originations of $18.0 million.  Loan payoffs for the fourth quarter of 2018 were $13.2 million, compared to $29.3 million for the third quarter of 2018, and $22.9 million for the fourth quarter of 2017.

Total deposits were $905.2 million at December 31, 2018, an increase of $8.3 million, or 0.9%, from $896.9 million at September 30, 2018, and an increase of $131.9 million, or 17.1%, from $773.3 million at December 31, 2017.  Noninterest bearing deposits were $285.1 million at December 31, 2018, a decrease of $1.2 million, or 0.4%, from $286.3 million at September 30, 2018, and a decrease of $4.3 million, or 1.5%, from $289.4 million at December 31, 2017.

Noninterest bearing deposits accounted for 31.5% of total deposits at December 31, 2018, compared to 31.9% at September 30, 2018 and 37.4% at December 31, 2017.

	As of
	December 31,	September 30,	December 31,
	2018	2018	2017
Noninterest bearing deposits	31.5%	31.9%	37.4%
Interest bearing demand deposits	28.9%	28.3%	32.0%
Savings	0.4%	0.4%	0.5%
Time deposits over $250,000	18.1%	17.6%	14.1%
Other time deposits	21.1%	21.8%	16.0%
Total deposits	100.0%	100.0%	100.0%

The Company had no borrowings from the Federal Home Loan Bank (“FHLB”) at December 31, 2018 and September 30, 2018, compared to the advances from the FHLB of $25 million at December 31, 2017. The payoff advances from the FHLB were funded by the increase in total deposits.

The Company’s consolidated regulatory capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded the regulatory guidelines for a well-capitalized financial institution under the Basel III regulatory requirements at December 31, 2018, as summarized in the following table.

			Well-capitalized	Fully Phased-in
			Financial	Basel III
			Institution	Minimal
			Basel III	Requirements (1)
			Regulatory	Effective
Capital Ratios	OP Bancorp	Open Bank	Guidelines	January 1, 2019
Total risk-based	16.26%	16.25%	10.00%	10.50%
Tier 1 risk-based	15.13%	15.12%	8.00%	8.50%
Common equity tier 1 Risk-Based	15.13%	15.12%	6.50%	7.00%
Leverage	12.88%	12.87%	5.00%	4.00%

(1) Fully phased in Basel III requirement for both OP Bancorp and Open Bank. Includes a 2.5% capital conservation buffer, except the leverage ratio.

Asset Quality

Nonperforming loans were $1.9 million at December 31, 2018, an increase of $681 thousand from $1.2 million at September 30, 2018 and an increase of $877 thousand from $1.0 million at December 31, 2017. There were two loans added to nonaccrual status during the fourth quarter, but an allocation of the allowance for loan losses was not required for these nonperforming loans.

Nonperforming assets were $1.9 million, or 0.18% of total assets, at December 31, 2018, $1.2 million, or 0.12% of total assets, at September 30, 2018 and $1.0 million, or 0.12% of total assets, at December 31, 2017.  There was no other real estate owned (“OREO”) at December 31, 2018, September 30, 2018, or December 31, 2017.

Nonperforming loans to gross loans were 0.22% at December 31, 2018, compared to 0.15% at September 30, 2018 and 0.14% at December 31, 2017.  Total classified loans were $3.1 million, or 0.36% of gross loans, at December 31, 2018, compared to $3.0 million, or 0.35% of gross loans, at September 30, 2018 and $2.1 million, or 0.28% of gross loans, at December 31, 2017.

The allowance for loan losses was $9.6 million at December 31, 2018 and September 30, 2018, compared to $9.1 million at December 31, 2017.  The allowance for loan losses was 1.10% of gross loans at December 31, 2018, 1.12% at September 30, 2018 and 1.22% at December 31, 2017.  The allowance for loan losses was 503% of nonperforming assets at December 31, 2018, 775% at September 30, 2018 and 881% at December 31, 2017. An additional reserve for loan losses was not required for the fourth quarter, primarily due to decreases in overall loss factors as management’s reassessment adjusted qualitative factors lower in the fourth quarter of 2018.

About OP Bancorp

OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.”  The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates with eight full branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Gardena, Buena Park, and Santa Clara.  The Bank also has three loan production offices in Seattle, Washington, Dallas, Texas, and Atlanta, Georgia.  The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010.  Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com  Member FDIC, Equal Housing Lender.

Cautionary Note Regarding Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: business and economic conditions, particularly those affecting the financial services industry and our primary market areas; our ability to successfully manage our credit risk and the sufficiency of our allowance for loan loss;  factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers and the success of construction projects that we finance; our ability to effectively execute our strategic plan and manage our growth;  interest rate fluctuations, which could have an adverse effect on our profitability; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale;  external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition;  continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than we are;  challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services;  restraints on the ability of the Bank to pay dividends to us;  increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all;  a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain motivate and hire qualified management personnel;  disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation;  compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; the affect if any of the recent federal government shutdown on our SBA loan program; and our ability the manage the foregoing and other factors set forth in the Company’s public reports including its Registration Statement on Form S-1 effective as of March 27, 2018, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, our results could differ materially from those expressed in, implied or projected by such forward-looking statements. We assume no obligation to update such forward-looking statements.  Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.

Contact

Investor Relations

OP Bancorp

Christine Oh

EVP & CFO

213.892.1192

Christine.oh@myopenbank.com

Consolidated Balance Sheet (unaudited)
(Dollars in thousands)
	12/31/2018	9/30/2018	% change	12/31/2017	% change
Assets
Cash and due from banks	$77,726	$95,787	-18.9%	$63,250	22.9%
Securities available for sale, at fair value	55,336	46,324	19.5%	41,472	33.4%
Other investments	7,260	7,221	0.5%	4,287	69.3%
Loans held for sale	752	3,254	-76.9%	15,739	-95.2%
Real Estate Loans	503,834	489,828	2.9%	420,760	19.7%
SBA Loans	127,375	132,505	-3.9%	115,559	10.2%
C & I Loans	113,975	104,301	9.3%	103,681	9.9%
Home Mortgage Loans	127,298	120,262	5.9%	104,068	22.3%
Consumer & Other Loans	2,577	3,122	-17.5%	3,955	-34.8%
Gross loans, net of unearned income	875,059	850,018	2.9%	748,023	17.0%
Allowance for loan losses	(9,636)	(9,551)	0.9%	(9,139)	5.4%
Net loans receivable	865,423	840,467	3.0%	738,884	17.1%
Premises and equipment, net	4,633	4,757	-2.6%	4,481	3.4%
Accrued interest receivable	3,068	2,783	10.2%	2,463	24.6%
Servicing assets	6,987	7,097	-1.5%	6,771	3.2%
Company owned life insurance	11,394	11,321	0.6%	11,090	2.7%
Deferred tax assets	3,672	4,257	-13.7%	3,383	8.5%
Other assets	7,935	11,760	-32.5%	9,179	-13.6%
Total assets	$1,044,186	$1,035,028	0.9%	$900,999	15.9%

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$285,132	$286,347	-0.4%	$289,410	-1.5%
Savings	3,421	3,240	5.6%	3,838	-10.9%
Money market and others	261,349	253,807	3.0%	247,324	5.7%
Time deposits over $250,000	164,281	157,687	4.2%	108,952	50.8%
Other time deposits	190,993	195,810	-2.5%	123,782	54.3%
Total deposits	905,176	896,891	0.9%	773,306	17.1%
Other borrowings	-	-	0.0%	25,000	-100.0%
Accrued interest payable	1,715	1,196	43.4%	423	305.4%
Other liabilities	7,508	11,966	-37.3%	10,790	-30.4%
Total liabilities	914,399	910,053	0.5%	809,519	13.0%

Common stock	91,209	91,009	0.2%	67,926	34.3%
Additional paid-in capital	6,249	5,886	6.2%	5,280	18.4%
Retained earnings	32,877	29,113	12.9%	18,624	76.5%
Accumulated other comprehensive loss	(548)	(1,033)	-47.0%	(350)	56.6%
Total shareholders' equity	129,787	124,975	3.9%	91,480	41.9%

Total Liabilities and Shareholders' Equity	$1,044,186	$1,035,028	0.9%	$900,999	15.9%

Consolidated Statements of Income (unaudited)
(Dollars in thousands, except per share data)	Three Months Ended
	12/31/2018	9/30/2018	% change	12/31/2017	% change
Interest income
Interest and fees on loans	$13,066	$12,524	4.3%	$10,733	21.7%
Interest on securities available for sale	340	249	36.5%	200	70.0%
Other interest income	414	233	77.7%	144	187.5%
Total interest income	13,820	13,006	6.3%	11,077	24.8%
Interest expense
Interest on deposits	2,894	2,477	16.8%	1,344	115.3%
Interest on borrowed funds	-	44	-100.0%	32	-100.0%
Total interest expense	2,894	2,521	14.8%	1,376	110.3%
Net interest income	10,926	10,485	4.2%	9,701	12.6%
Provision for loan losses	220	439	-49.9%	322	-31.7%
Net interest income after provision for loan losses	10,706	10,046	6.6%	9,379	14.1%
Noninterest income
Service charges on deposits	497	484	2.7%	455	9.2%
Loan servicing fees, net of amortization	72	310	-76.8%	69	4.3%
Gain on sale of loans	1,028	1,135	-9.4%	1,402	-26.7%
Other income	453	355	27.6%	352	28.7%
Total noninterest income	2,050	2,284	-10.2%	2,278	-10.0%
Noninterest expense
Salaries and employee benefits	4,567	4,803	-4.9%	4,061	12.5%
Occupancy and equipment	1,046	976	7.2%	999	4.7%
Data processing and communication	283	320	-11.6%	326	-13.2%
Professional fees	308	294	4.8%	154	100.0%
FDIC insurance and regulatory assessments	99	106	-6.6%	76	30.3%
Promotion and advertising	215	222	-3.2%	173	24.3%
Directors’ fees	218	216	0.9%	198	10.1%
Foundation donation and other contributions	356	369	-3.5%	202	76.2%
Other expenses	476	399	19.3%	382	24.6%
Total noninterest expense	7,568	7,705	-1.8%	6,571	15.2%
Income before income taxes	5,188	4,625	12.2%	5,086	2.0%
Provision for income taxes	1,423	1,144	24.4%	3,186	-55.3%
Net income (loss)	$3,765	$3,481	8.2%	$1,900	98.2%

Book value per share	$8.18	$7.92	3.3%	$6.94	17.9%
Basic EPS	$0.23	$0.22	4.5%	$0.14	64.3%
Diluted EPS	$0.23	$0.21	9.5%	$0.13	76.9%

Shares of common stock outstanding	15,860,306	15,770,576	0.6%	13,190,527	20.2%
Weighted Average Shares:
- Basic	15,801,406	15,714,226	0.6%	13,182,630	19.9%
- Diluted	16,201,408	16,234,926	-0.2%	13,655,872	18.6%

Key Ratios
(Dollars in thousands, except ratios)	Three Months Ended
	12/31/2018	9/30/2018	% change	12/31/2017	% change
Return on average assets (ROA)*	1.49%	1.42%	0.07%	0.87%	0.62%
Return on average equity (ROE) *	11.84%	11.28%	0.56%	8.33%	3.51%
Net interest margin *	4.50%	4.44%	0.06%	4.69%	-0.19%
Efficiency ratio	58.33%	60.34%	-2.01%	54.86%	3.47%

Total Risk Based Capital Ratio	16.26%	16.16%	0.10%	13.49%	2.77%
Tier 1 Capital Ratio	15.13%	15.01%	0.12%	12.26%	2.87%
Common Equity Tier 1 Ratio	15.13%	15.01%	0.12%	12.26%	2.87%
Tier 1 Leverage Ratio	12.88%	12.77%	0.11%	10.46%	2.42%

* Annualized

Consolidated Statements of Income (unaudited)
(Dollars in thousands, except per share data)	Twelve Months Ended
	12/31/2018	12/31/2017	% change
Interest income
Interest and fees on loans	$48,108	$39,111	23.0%
Interest on securities available for sale	985	676	45.7%
Other interest income	975	495	97.0%
Total interest income	50,068	40,283	24.3%
Interest expense
Interest on deposits	8,964	4,470	100.5%
Interest on borrowed funds	147	103	42.7%
Total interest expense	9,111	4,573	99.2%
Net interest income	40,957	35,710	14.7%
Provision for loan losses	1,267	1,311	-3.4%
Net interest income after provision for loan losses	39,690	34,399	15.4%
Noninterest income
Service charges on deposits	1,916	1,656	15.7%
Loan servicing fees, net of amortization	1,078	1,127	-4.3%
Gain on sale of loans	4,880	4,939	-1.2%
Other income	1,455	1,264	15.1%
Total noninterest income	9,329	8,986	3.8%
Noninterest expense
Salaries and employee benefits	18,195	16,474	10.4%
Occupancy and equipment	4,111	3,918	4.9%
Data processing and communication	1,231	1,323	-7.0%
Professional fees	921	589	56.4%
FDIC insurance and regulatory assessments	405	377	7.4%
Promotion and advertising	814	631	29.0%
Directors’ fees	851	796	6.9%
Foundation donation and other contributions	1,441	954	51.0%
Other expenses	1,593	1,195	33.3%
Total noninterest expense	29,562	26,257	12.6%
Income before income taxes	19,457	17,128	13.6%
Provision for income taxes	5,204	7,892	-34.1%
Net income (loss)	$14,253	$9,236	54.3%

Book value per share	$8.18	$6.94	17.9%
Basic EPS	$0.92	$0.68	35.3%
Diluted EPS	$0.89	$0.66	34.8%

Shares of common stock outstanding	15,860,306	13,190,527	20.2%
Weighted Average Shares:
- Basic	15,104,939	13,063,344	15.6%
- Diluted	15,551,063	13,485,791	15.3%

Key Ratios
(Dollars in thousands, except ratios)	Twelve Months Ended
	12/31/2018	12/31/2017	% change
Return on average assets (ROA)	1.49%	1.13%	0.36%
Return on average equity (ROE)	12.27%	10.63%	1.64%
Net interest margin	4.49%	4.61%	-0.12%
Efficiency ratio	58.79%	58.74%	0.05%

Total Risk Based Capital Ratio	16.26%	13.49%	2.77%
Tier 1 Capital Ratio	15.13%	12.26%	2.87%
Common Equity Tier 1 Ratio	15.13%	12.26%	2.87%
Tier 1 Leverage Ratio	12.88%	10.46%	2.42%

Asset Quality
(Dollars in thousands, except ratios)	Three Months Ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
Nonaccrual Loans	$1,571	$888	$642	$241	$683
Loans 90 days or more past due, accruing	-	-	-	-	-
Accruing restructured loans	343	345	348	351	354
Nonperforming loans	1,914	1,233	990	592	1,037
Other real estate loans (OREO)	-	-	-	-	-
Nonperforming assets	1,914	1,233	990	592	1,037

Classified loans	3,124	2,965	3,065	3,356	2,088

Nonperforming assets/total assets	0.18%	0.12%	0.10%	0.06%	0.12%
Nonperforming assets/gross loans plus OREO	0.22%	0.15%	0.12%	0.07%	0.14%
Nonperforming loans/gross loans	0.22%	0.15%	0.12%	0.07%	0.14%
Allowance for loan losses/nonperforming loans	503%	775%	982%	1641%	881%
Allowance for loan losses/nonperforming assets	503%	775%	982%	1641%	881%
Allowance for loan losses/gross loans	1.10%	1.12%	1.18%	1.22%	1.22%
Classified loans/gross loans	0.36%	0.35%	0.37%	0.43%	0.28%

Net charge-offs	$135	$611	$26	$(2)	$92
Net charge-offs to average gross loans *	0.06%	0.29%	0.01%	0.00%	0.05%

* Annualized

Average Balance Sheet, Interest and Yield/Rate Analysis
(Dollars in thousands)	Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Earning assets:
Federal funds sold and other investments	$49,167	$414	3.32%	$34,216	$233	2.68%	$22,449	$144	2.55%
Securities available for sale	52,995	340	2.56	44,441	249	2.24	42,756	200	1.87
Total investments	102,162	754	2.93	78,657	482	2.43	65,205	344	2.10
Real estate	494,817	6,768	5.43	483,625	6,472	5.31	417,214	5,210	4.95
SBA	136,644	3,163	9.18	146,259	2,978	8.08	135,074	2,807	8.24
C & I	104,371	1,513	5.75	106,654	1,510	5.62	98,107	1,340	5.42
Home Mortgage	124,172	1,578	5.08	119,346	1,515	5.08	102,530	1,320	5.15
Consumer	2,829	44	6.21	3,373	49	5.75	4,031	56	5.49
Loans (1)	862,833	13,066	6.01	859,257	12,524	5.79	756,956	10,733	5.63
Total earning assets	964,995	13,820	5.69	937,914	13,006	5.51	822,161	11,077	5.35
Noninterest-earning assets	44,175			45,913			53,366
Total assets	$1,009,170			$983,827			$875,527

Interest-bearing liabilities:
NOW and savings deposits	$5,383	3	0.25%	$5,929	4	0.25%	$6,504	4	0.25%
Money market deposits	246,801	1,048	1.68	254,510	948	1.48	267,676	655	0.97
Time deposits	350,597	1,843	2.08	323,512	1,525	1.87	220,334	685	1.23
Total interest-bearing deposits	602,781	2,894	1.90	583,951	2,477	1.68	494,514	1,344	1.08
Borrowings	1	-	2.24	8,300	44	2.09	10,632	32	1.21
Total interest-bearing liabilities	602,782	2,894	1.90	592,251	2,521	1.69	505,146	1,376	1.08

Noninterest-bearing liabilities:
Noninterest-bearing deposits	269,538			258,252			268,691
Other noninterest-bearing liabilities	9,681			9,817			10,445
Total noninterest-bearing liabilities	279,219			268,069			279,136
Shareholders’ equity	127,169			123,507			91,245
Total liabilities and shareholders’ equity	$1,009,170			$983,827			$875,527

Net interest income / interest rate spreads		$10,926	3.79%		$10,485	3.82%		$9,701	4.27%

Net interest margin			4.50%			4.44%			4.69%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$872,319	$2,894	1.32%	$842,203	$2,477	1.17%	$763,205	$1,344	0.70%
Total funding liabilities / cost of funds	$872,320	$2,894	1.32%	$850,503	$2,521	1.18%	$773,837	$1,376	0.71%

(1) Includes loans held for sale.

Average Balance Sheet, Interest and Yield/Rate Analysis
(Dollars in thousands)	Twelve Months Ended
	December 31, 2018			December 31, 2017
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Earning assets:
Federal funds sold and other investments	$33,110	$975	2.95%	$22,926	$495	2.16%
Securities available for sale	44,046	985	2.24	37,620	676	1.80
Total investments	77,156	1,960	2.54	60,546	1,171	1.93
Real estate	472,062	24,784	5.25	384,462	18,721	4.87
SBA	140,381	11,404	8.12	123,822	9,430	7.62
C & I	104,706	5,862	5.60	98,455	5,346	5.43
Home Mortgage	114,630	5,864	5.12	103,191	5,344	5.18
Consumer	3,358	194	5.78	4,385	271	6.18
Loans (1)	835,137	48,108	5.76	714,315	39,112	5.48
Total earning assets	912,293	50,068	5.49	774,861	40,283	5.20
Noninterest-earning assets	47,260			45,499
Total assets	$959,553			$820,360

Interest-bearing liabilities:
NOW and savings deposits	$6,080	15	0.25%	$6,137	15	0.24%
Money market deposits	253,809	3,508	1.38	258,019	2,344	0.91
Time deposits	304,407	5,441	1.79	196,831	2,111	1.07
Total interest-bearing deposits	564,296	8,964	1.59	460,987	4,470	0.97
Borrowings	8,736	147	1.67	9,302	103	1.11
Total interest-bearing liabilities	573,032	9,111	1.59	470,289	4,573	0.97

Noninterest-bearing liabilities:
Noninterest-bearing deposits	260,697			256,267
Other noninterest-bearing liabilities	9,622			6,895
Total noninterest-bearing liabilities	270,319			263,162
Shareholders’ equity	116,202			86,909
Total liabilities and shareholders’ equity	$959,553			$820,360

Net interest income / interest rate spreads		$40,957	3.90%		$35,710	4.23%

Net interest margin			4.49%			4.61%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$824,993	$8,964	1.09%	$717,254	$4,470	0.62%
Total funding liabilities / cost of funds	$833,729	$9,111	1.09%	$726,556	$4,573	0.63%

(1) Includes loans held for sale.